Exhibit 10.2
AMENDMENT NUMBER 1 TO
SUBORDINATED PROMISSORY NOTE
     THIS AMENDMENT NUMBER 1 TO SUBORDINATED PROMISSORY NOTE (the “Amendment”), is effective as of June 30, 2009 (the “Effective Date”), by and between Sellers’ Representative, on behalf of Charles P. Steinmetz, the Charles P. Steinmetz Irrevocable Trust for the Benefit of Matthew A. Steinmetz, dated April 22, 2002, the Charles P. Steinmetz Irrevocable Trust for the Benefit of Louis Steinmetz, dated April 22, 2002 and Gregory A. Clendenin, as Trustee of the Gregory A. Clendenin Trust, dated September 11, 1997, as amended (collectively the “Holders”) at 1751 Via Amalfi, Winter Park, Florida 32789 and Sunair Southeast Pest Holdings, Inc., a Florida corporation with its principal place of business at 1350 E. Newport Center Drive, Suite 201, Deerfield Beach, FL 33442 (the “Company”).
     WHEREAS, the Company, as purchaser, and the Holders, as sellers, entered into that certain Stock Purchase Agreement, dated June 7, 2005 (the “Purchase Agreement”), pursuant to which the Company acquired all of the outstanding common stock of Middleton Pest Control, Inc. (the “Acquisition”);
     WHEREAS, a portion of the consideration payable in connection with the Acquisition is evidenced by that certain SUBORDINATED PROMISSORY NOTE, dated June 7, 2005, in the original principal amount of Five Million Dollars ($5,000,000.00) and made payable by Company to Holders (the “Note”); and
     WHEREAS, the parties desire to amend the Note to extend the Maturity Date.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:
     1. Capitalized Terms. Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment shall have the meanings given to them in the Note.
     2. Maturity. The parties hereby agree that the Maturity Date shall be extended from June 7, 2010 to October 1, 2010.
     3. Miscellaneous.
          (a) Company and Holders hereby ratify and confirm the Note, as amended hereby, in all respects and except as amended hereby, the Note shall remain in full force and effect.
          (b) This Amendment may be attached to and shall form a part of the Note for all purposes.
          (c) This Amendment may be executed in counterparts, and any number of such counterparts, which have been executed by all persons whose signatures are required below shall constitute one original.

     IN WITNESS WHEREOF, this instrument has been duly executed by an officer thereunto duly authorized as of the date first above indicated.
SUNAIR SOUTHEAST PEST HOLDINGS, INC.

By:	/s/ Jack I. Ruff
Jack I. Ruff, President
SELLERS’ REPRESENTATIVE ON BEHALF OF CHARLES P. STEINMETZ, THE CHARLES P. STEINMETZ IRREVOCABLE TRUST FOR THE BENEFIT OF MATTHEW A. STEINMETZ, DATED APRIL 22, 2002, THE CHARLES P. STEINMETZ IRREVOCABLE TRUST FOR THE BENEFIT OF LOUIS STEINMETZ, DATED APRIL 22, 2002 AND GREGORY A. CLENDENIN, AS TRUSTEE OF THE GREGORY A. CLENDENIN TRUST, DATED SEPTEMBER 11,1997, AS AMENDED

By:	/s/ Charles P. Steinmetz
Charles P. Steinmetz

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